Exhibit 99.1

ProPetro Completes Review Process and Files Formerly Delinquent 2019 Annual and Quarterly Reports

MIDLAND, TX, June 22, 2020 (Businesswire) – ProPetro Holding Corp. (“ProPetro” or “the Company”) (NYSE: PUMP) today announced the completion of its previously announced Audit Committee internal review process and the filing of its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2019 and September 30, 2019 and its Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”).

Phillip A. Gobe, Chief Executive Officer, commented, “Today is a defining day for ProPetro as we turn the page on a process that has been both extensive and challenging for many parts of our team. I would like to thank all of our teammates for keeping their focus on providing quality service to our customers throughout the last year and moving forward.”

Darin G. Holderness, Chief Financial Officer, commented, “We are thankful to all of our partners involved in assisting us to complete this process and believe we have built stronger processes and controls that will allow ProPetro to remain competitive for the foreseeable future.”

Other Items

Consistent with prior disclosures, the Company’s audit committee and management did not identify any items that would require revision or restatement of the Company’s previously reported consolidated financial statements included in the 2018 Annual Report on Form 10-K or the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

The Company continues to prepare its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “2020 First Quarter 10-Q”) and additional time will be required for management to complete its procedures to allow the Company’s independent registered public accounting firm to perform the required quarterly review of the financial statements as of and for the quarter ended March 31, 2020. The Company cannot currently predict when it will complete and file the 2020 First Quarter 10-Q but continues to work diligently to become current in its filing obligations with the SEC as soon as reasonably practicable, and it currently expects to do so prior to the expiration of the additional trading period granted by the NYSE on July 15, 2020.

ProPetro has filed a Current Report on Form 8-K today that provides additional information regarding the information described in this release.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of and recent declines in oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to the audit committee’s internal review, the shareholder litigation and the SEC investigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the Securities and Exchange Commission from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Contact: ProPetro Holding Corp

Sam Sledge, 432-688-0012
Chief Strategy and Administrative Officer
sam.sledge@propetroservices.com

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